Exhibit 2.2
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, (the “Agreement”) made this 20th day of September 2007 (the “Effective Date”), by and among J & J Global Assets Inc. (“Buyer”) and Sichenzia Ross Friedman Ference LLP (“Seller”) a shareholder owning common stock of Classic Costume Company, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Seller owns an aggregate of 2,153,117 shares of the Company (the “Stock”) and a warrant to purchase 15% of the outstanding shares of common stock of the Company; and

WHEREAS, Buyer wishes to purchase the Stock and the Warrant from the Seller;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Buyer and Seller agree as follows:

1.
Agreement to Purchase and Sell.  Seller will sell to Buyer and Buyer agrees to purchase the Stock and the Warrant from Seller in exchange for the payment of  $108,750 (the “Purchase Price”), to be paid to Seller on or before 5:00 PM EST on the Effective Date (the “Closing”), payable pursuant to that certain Memorandum addressed to Anslow & Jaclin, LLP as of the date hereof executed by the Seller and the Buyer and payable according to the terms and conditions set forth in Section 3(a) herein; and

2.	Closing. On or before the Closing the Parties shall perform, in order:

a)	Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

b)	Seller shall deliver a fully executed copy of this Agreement to Buyer;

c)	Seller shall deliver to Buyer stock certificate(s) evidencing the Stock, medallion signature guaranteed;

3.
Representations and Warranties of Seller.   Seller hereby represent and warrant to Buyer, for a period of twelve (12) months as measured from the Effective Date, that the statements in the following paragraphs of this Section 4 are all true and complete as of the Effective Date:

a)
Title to Stock and Warrant.  Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and the Warrant and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock and the Warrant to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock and the Warrant, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock and the Warrant under applicable securities laws).

b)	Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

d)
There are no shareholder agreements, voting trusts or other agreements or understandings to which Seller is a party or by which he is bound relating to the voting of any shares of the capital stock of the Company.  When transferred the Shares and the Warrant shall be duly authorized for delivery, and shall be validly issued, fully paid and non-assessable and the transfer of said Shares and the Warrant shall not be subject to any preemptive or other similar right.

4.
Representations and Warranties of Buyer.  Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a)
Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

b)	Full Power and Authority. Buyer represents that he has full power and authority to enter into this Agreement.

c)
Stock and Warrant.  The Stock and the Warrant to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

d)
Information Concerning the Company.  Buyer has conducted his own due diligence with respect to the Company and its liabilities and believes he has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the Company, its status, or the existence or non-existence of liabilities in the Company except as explicitly stated in this Agreement.

e)
Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer: (i) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and (ii) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

f)
No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller' representatives or affiliates in purchasing the Stock.

g)
Restricted Securities.  Buyer understands that the Stock and the Warrant are characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

h)
Opinion Necessary.  Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and the Warrant and must remain on the Stock and the Warrant until such time as it may be removed under the Act.  Buyer understands that the Company is considered a shell and that the Seller is an affiliate of the Shell.  As a result, the Buyer understands that he may not be able to avail itself of Rule 144 in any resale transaction and that any resale must be made pursuant to a registration statement filed with the Securities Exchange Commission.

i)	Shareholder Value. Buyer represents that Buyer intends to continue to implement the Company’s business plan.

J)
No brokerage or finder's fees or commissions are or will be payable by the Company as a result of actions taken by Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

5.	Covenant Not to Sue; Indemnification.

a)
In consideration of this Agreement and the consideration to Buyer granted herein, Buyer covenants and agrees, for himself and for his agents, employees, legal representatives, heirs, executors or assigns (the “Buyer Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Seller, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Seller Covenantees”), on account of any damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 6(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Seller Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Buyer Covenantors against the Seller Covenantees.

b)
Indemnification.   Buyer shall indemnify and hold harmless the Seller Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Buyer’s  obligation to reimburse any of Seller Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

c)
Seller shall indemnify and hold harmless the Buyer Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, arising out of: (i) Seller’ breach of Section 4 herein; and (ii) enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of Seller’s breach of Section 4 herein or enforcement of this Agreement notwithstanding the absence of a final determination as to Seller’s  obligation to reimburse any of Buyer Covenantees for such Losses and the possibility that such payments might later be held to have been improper.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

6.
Governing Law; Jurisdiction.  Subject to the terms and conditions of Section 6 herein, any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York.  Buyer and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto:

a)
certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and

b)	acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.

7.	Termination. Buyer may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

8.
Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

9.
Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

10.
Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

11.	Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

12.
Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law, or otherwise afforded the Parties shall be cumulative and not alternative.

13.
Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

14.
Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

15.
Further Assurances.   From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

16.
Term, Survival.  This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the parties hereto have been fully performed, however Sections 6(a), 6(b) and 7 shall survive this Agreement.

17.	Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a)
if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b)	if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c)
if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 19.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

SELLER	BUYER

Sichenzia Ross Friedman Ference LLP	J & J Global Assets Inc.

/s/	/s/
Name	Name
Title	Title

Schedule 3(e)

None.